UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014 (December 1, 2014)

                                                         TWINLAB CONSOLIDATED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55181	46-3951742
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

632 Broadway, Suite 201, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 651-8500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	On December 1, 2014, the Board of Directors of Twinlab Consolidation Corporation (“TCC”), a Delaware corporation and a wholly-owned subsidiary of Twinlab Consolidated Holdings, Inc. (the “Company”), appointed Glenn C. Wolfson (the “Executive”) as the Chief Administrative Officer of TCC. The Executive will be responsible for the Marketing, Human Resources, Strategic Planning, Administrative Services and Information Technology teams, reporting to the Company’s Chief Executive Officer.

TCC and the Executive entered into an Employment Agreement, dated as of December 1, 2014 (the “Agreement”). The Agreement provides that the Executive’s employment is at-will and is subject to termination by TCC or the Executive at any time for any reason or no reason, with or without Cause (as defined in the Agreement), provided, however, that if TCC terminates the Executive’s employment without Cause or if the Executive terminates his employment for Good Reason (as defined in the Agreement), the Executive will be eligible for Severance Pay (as defined in the Agreement).

The Executive will receive a base salary of $350,000.04 per year and will be eligible to participate in any performance-based bonus program provided by TCC to its similarly situated key executives. The amount of the bonus will not exceed 100% of the Executive’s base salary for the year in question with a target annual bonus of 50% of the Executive’s base salary for the year in question. The Executive will also be eligible to participate in TCC’s equity incentive or similar plan(s) as and when implemented and maintained by TCC or the Company. TCC is currently in the process of developing an equity incentive plan under which most employees of TCC will be eligible to receive grants of Restricted Stock Units (“RSU’s”) of the Company. Subject to implementation of such plan, the Executive will be awarded a grant of 1,000,000 RSU’s which grant/RSU’s will be set forth in and subject to the terms and conditions of the applicable equity incentive plan and/or formal, written grant agreement, which terms and conditions will be determined by TCC in its sole discretion.

The Executive has agreed to certain non-compete and non-solicitation obligations during the term of the Executive’s employment with TCC and for twelve months immediately thereafter.

The Executive, age 59, was a partner of Axiom Consulting Partners (“Axiom”), a management consulting firm, from 2012 through November 2014. Prior to that, he was the founding partner and Managing Director of RNW Consulting, a management consulting firm (“RNW”). RNW was merged with and into Axiom in 2012. Both Axiom and RNW advised public and private corporations and institutions of higher education on matters of strategy, organization effectiveness, leadership and large scale cultural change.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of such document, which document is an exhibit to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.21	Employment Agreement, dated as of December 1, 2014, between Twinlab Consolidation Corporation and Glenn Wolfson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2014	TWINLAB CONSOLIDATED HOLDINGS, INC.

	By:	/s/ Thomas A. Tolworthy
Thomas A. Tolworthy
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.21	Employment Agreement, dated as of December 1, 2014, between Twinlab Consolidation Corporation and Glenn Wolfson.